SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2007
Superior Wholesale Inventory Financing Trust 2007-AE-1

(Issuing Entity with respect to Securities)
Wholesale Auto Receivables LLC

(Depositor with respect to Securities)
GMAC LLC

(Sponsor with respect to Securities)

Delaware	333-131524-01	38-3082709

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mark E. Newman, Vice President Wholesale Auto Receivables LLC 200 Renaissance Center Detroit, Michigan	48265

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number,
including area code:	(313)665-6266

Wholesale Auto Receivables Corporation

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Incorporation of Certain Documents by Reference
Item 9.01. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 12, 2007
Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 12, 2007

Item 8.01. Incorporation of Certain Documents by Reference
     The registrant has filed a final prospectus supplement, dated February 6, 2007, setting forth a description of the collateral pool and the proposed structure of $823,600,000 Class A Floating Rate Asset Backed Term Notes Series 2007-A (the “Class A Term Notes”), $112,700,000 Class B Floating Rate Asset Backed Term Notes Series 2007-A (the “Class B Term Notes”) and $48,300,000 Class C Floating Rate Asset Backed Term Notes, Series 2007-A (the “Class C Term Notes,” and collectively with the Class A Term Notes and the Class B Term Notes, the “2007-A Offered Notes”), $16,100,000 Class D Floating Rate Asset Backed Term Notes, Series 2007-A, and the $400,000,000 maximum principal balance Class A Floating Rate Asset Backed Revolving Note, Series 2007-RN1 by Superior Wholesale Inventory Financing Trust 2007-AE-1. Only the Offered Notes are being offered publicly for sale.
Item 9.01. Exhibits

Exhibit 5.1	The following is filed as an Exhibit to this Report under Exhibit 5.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 12, 2007.

Exhibit 8.1	The following is filed as an Exhibit to this Report under Exhibit 8.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 12, 2007.

SIGNATURES
          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLESALE RECEIVABLES LLC
By:	/s/ WILLIAM J. McGRANE III
	Name:	William J. McGrane III
	Title:	Controller

Dated: February 12, 2007

EXHIBIT INDEX

Exhibit No.	Description

EX 5.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 12, 2007.

EX 8.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 12, 2007.